Exhibit 10.15

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                   1997 LONG-TERM INCENTIVE STOCK OPTION PLAN




         1.  PURPOSE

          The purpose of the Span-America Medical Systems, Inc. 1997 Long-Term Incentive Stock Option Plan (the "Plan") is to promote the growth and profitability of Span-America Medical Systems, Inc. (the "Company") and its subsidiaries ("Subsidiaries") from time to time by increasing the personal participation of officers and key employees in the financial performance of the Company and by providing such officers and key employees with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of common stock of the Company ("Common Stock"), subject to achieving certain performance standards.

         2.  ADMINISTRATION

          The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of officers and key employees eligible to participate in the Plan the officers and key employees to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to, the exercise price of and the term of each Option granted to each of such officers and key employees; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted to officers or key employees; (vi) make special grants of Options to officers or key employees when determined to be appropriate; (vii) provide, if appropriate, for the exercisability of Options granted to officers or key employees in installments or subject to specified conditions; (viii) determine the method of exercise of Options granted to officers or key employees under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.

         3.  STOCK SUBJECT TO PLAN

          The stock to be offered under this Plan shall be authorized but unissued shares of Common Stock, shares of Common Stock previously issued and thereafter acquired by the Company, or any combination thereof. An aggregate of 70,800 shares are initially reserved for grant under this Plan. Options shall be

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first granted from the 60,000 shares remaining for grant under the Company's
1987 Stock Option Plan and the remaining shares, 10,800 shares, shall be granted from shares available for grant under the Company's 1991 Stock Option Plan. All of the options granted under this Plan shall be non-qualified stock options. The numbers of shares granted under this Plan may be adjusted to reflect any change in the capitalization of the Company as contemplated by the Plan and occurring after the adoption of this Plan. The Board will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

         4.       ELIGIBILITY AND FACTORS TO BE CONSIDERED IN GRANTING
                  OPTIONS

          The grant of Options shall be limited to those officers and key employees of the Company or any of its Subsidiaries who have the greatest impact on the Company's long-term performance and are selected by the Board. In making any determination as to the officer(s) and key employee(s) to whom Options shall be granted and as to the number of shares to be subject thereto, the Board shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Board shall deem relevant to the accomplishment of the purposes of the Plan. Options may be granted only for a reason connected with an officer's or key employee's employment by the Company or any Subsidiary.

         5.       OPTION PRICE

         The price per share at which each Option granted under this Plan may be exercised shall be such price as shall be determined by the Board at the time of grant based on such criteria as may be adopted by the Board in good faith, taking into account, in each case, the market price of the Common Stock, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person, and such additional factor or factors as the Board shall deem relevant to the accomplishment of the purposes of the Plan; provided, however, that in no event shall the exercise price per share of an Option be less than 50% of the fair market value of the Company's shares of Common Stock on the date the Option is granted.


         6.       TERMS OF OPTION

         The term of each Option granted under this Plan shall be established by the Board, but shall not exceed 10 years from the date of the grant.

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         7.       TIME OF GRANTING OPTIONS

         The date of grant of an Option under this Plan shall, for all purposes, be the date on which the Board makes the determination of granting such Option. Notice of the determination shall be given to each officer or key employee to whom an Option is so granted within a reasonable time after the date of such grant.

         8.       OPTIONS GRANTED INITIALLY AND OPTION PRICE

         Effective March 26, 1997, options as set forth on Schedule A are hereby granted.

         9.       VESTING SCHEDULE

         The employees to whom options are initially granted will have zero (0%) percent vesting through December 31, 1999. If both performance goals (as defined below) are met by fiscal year end 1999, the employees to whom options are granted herein will become one hundred (100%) percent vested on January 1, 2000. If both of the performance goals (as defined below) are not met by fiscal year end 1999, the participants will remain zero (0%) percent vested through December 31, 2001 and shall become one hundred (100%) percent vested on January 1, 2002 whether or not either or both performance goals are met.

         10.      PERFORMANCE GOALS

         The Company must accomplish an operating profit margin of ten (10%) percent and a return on beginning shareholders' equity of twelve (12%) percent in order for vesting to occur on January 1, 2000. All accounting terms used herein will be defined by GAAP and numbers used in the calculation will be derived from the Company's fiscal 1999 audited financial statements. The definition of operating profit margin and return on beginning shareholders' equity are as follows: (a) operating profit margin shall mean operating profit for fiscal 1999 divided by net sales for fiscal 1999; and (b) return on beginning shareholders' equity shall mean net income for fiscal 1999 divided by total shareholders' equity at the beginning of fiscal 1999.

         Ratios shall be rounded to the nearest tenth of a percentage point; for example, a calculated operating profit margin of 9.951% will be rounded to 10.0% (in which event the performance goal would be met). A calculated operating profit margin of 9.949% will be rounded to 9.90% and the performance goal would not be met.

         In its discretion, the Board may determine to exclude the effects of material transactions not in the ordinary course of business, such as stock repurchases or offerings, gain or loss on

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the sale of a business unit and similar transactions.

         11.  NON-TRANSFERABILITY

        An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         12.  EXERCISABILITY OF OPTIONS

          Subject to the provisions of this Plan, an Option granted hereunder shall be exercisable at such time or times after the date of grant thereof, according to such schedule and upon such conditions as may be determined by the Board at the time of grant.

          Any unexercised Option granted under this Plan shall terminate prior to the expiration of its term on the date the optionee ceases to be an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while an employee of the Company or an employee of the Company or such Subsidiary, in which case the participant's legatee(s) under his or her last will or the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of the Option at any time within one year after the participant's death to the extent the optionee could have exercised the Option immediately prior to his or her death, (b) become permanently or totally disabled within the meaning of section 22(e)(3) of the Code (or any successor provision), in which case the participant or his or her personal representative may exercise the previously unexercised portion of the Option at any time within one year after termination of his or her employment or directorship to the extent the optionee could have exercised the Option immediately prior to such termination, or (c) resign or retire with the consent of the Company, in which case the participant may exercise the previously unexercised portion of the Option at any time within three months after the participant's resignation or retirement to the extent the optionee could have exercised the Option immediately prior to such resignation or retirement.

                  In no event may an Option be exercised after the expiration of its fixed term.

         13.  METHOD OF EXERCISE

          Each Option granted under the Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company, (b) shall at the same

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time tender to the Company payment in full in cash of the exercise price for the shares for which the Option is exercised, (c) shall tender to the Company payment in full in cash of the amount of all federal and state withholding or other employment taxes applicable to the taxable income, if any, of the holder resulting from such exercise, and (d) shall comply with such other reasonable requirements as the Board may establish.

          No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been delivered.

          An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.

         14.  TERMINATION OF OPTIONS

          An Option granted under this Plan shall be considered terminated in whole or part, to the extent that, in accordance with the provisions of this Plan and such Option, it can no longer be exercised for any shares originally subject to the Option. In the event employee is terminated by the Company for cause, any unexercised option shall immediately be terminated. Cause shall be defined to mean (a) the commission by employee of any felony, (b) the commission by employee of any crime or other activity involving dishonesty or moral turpitude, (c) the engagement by employee in any act of fraud, misappropriation or similar misfeasance, (d) the engagement by employee in any activity deemed by the Board of Directors to constitute disloyalty to the Company or otherwise result in a material adverse effect on the Company or; (e) repeated non-attentiveness by employee to his assigned duties by officers of the Company.

         15.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

          In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the shares available for purposes of this Plan, the shares to be covered by subsequent grants and the number and kind of shares under option in outstanding option agreements pursuant to this Plan and the option price under such agreements shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan to the Company and the benefits to the holders of such Options.

          Adjustments under this Section shall be made by the Board, whose determination as to what adjustments shall be made

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and the extent thereof, shall be final, binding and conclusive.

         16.  COMPLIANCE WITH SECURITIES LAWS AND OTHER REQUIREMENTS

          No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the South Carolina Uniform Securities Act, as amended, any other applicable state securities law(s) and the requirements of any exchange on which the Common Stock may, at the time, be listed.

          In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board or Committee may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may deem advisable.

         17.  NO RIGHT TO EMPLOYMENT

          Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee participant under the Plan any right to continue in the employ of the Company or shall in any way affect the right and power of the Company to terminate the employment or position with the Company of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

         18.      RIGHTS UPON CONSOLIDATION OR MERGER

         If the Company is to be consolidated or merged with another corporation and the Company's directors do not constitute a majority of the directors of the surviving company, each Option hereunder, which at the time of such consolidation or merger is not yet vested shall be vested (either in full or on a pro rata basis at the Board's discretion) prior to the effective date of such merger or consolidation; provided, however, that such vesting shall be made only if the Board determines, in its sole discretion, that substantial compliance with the Performance Goals has been achieved. Without limiting the foregoing, the Board may determine to grant options subject to consummation of the contemplated change of control transaction.

         19.  AMENDMENT AND TERMINATION

          The Board may at any time suspend, amend or terminate this Plan. The Board may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable;

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provided that an Option granted under this Plan may not be modified by the Board with respect to any term or condition thereof. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         20.  INDEMNIFICATION OF BOARD OR COMMITTEE

          In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall, to the fullest extent permitted by law, be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

         21.  DURATION OF THE PLAN

          Unless previously terminated by the Board, this Plan shall terminate at the close of business on January 2, 2002, and no Option shall be granted under it thereafter, but such termination shall not affect any Option theretofore granted under this Plan.

         22.  EFFECTIVE DATE OF THE PLAN

          This Plan is adopted by the Board of the Company effective March 26, 1997.



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                                                    SCHEDULE A




                  Participant               # Shares
                  -----------               --------
                  Jim Ferguson               11,300
                  Richard Coggins            10,000
                  Rob Ackley                  9,500
                  Clyde Shew                  9,500
                  Ed Maier                    9,000
                  Keith Mauldin               8,500
                  Melinda Gage                6,800
                  Wanda Totton                6,200
                                            -------
                          Total              70,800

Each of these options is granted at an exercise price of $4.00 per share.



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